Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 20, 2015 relating to the financial statements, which appears in Marin Software Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 27, 2015